Exhibit 5

Joint Filing Agreement

Hershey Management I, LLC, Hershey Strategic Capital, LP and Hershey Strategic Capital GP, LLC hereby agree that this Schedule 13D to which this agreement is attached is filed on behalf of each of them.

Dated: July 11, 2014

Hershey Management I, LLC

By:	/s/ Adam Hershey
Adam Hershey, Managing Member

Hershey Strategic Capital, LP
By: Hershey Strategic Capital GP, LLC,
general partner

By:	/s/ Adam Hershey
Adam Hershey, Managing Member

Hershey Strategic Capital gp, llc

By:	/s/ Adam Hershey
Adam Hershey, Managing Member